Exhibit 13-g


                              AMENDED AND RESTATED
                                   APPENDIX A

            TO SERVICING AGREEMENT FOR ADMINISTRATIVE SERVICING PLAN
                           FOR FIRST FOCUS FUNDS, INC.


First Focus Core Equity Fund

First Focus Short/Intermediate Bond Fund

First Focus Income Fund

First Focus Bond Fund

First Focus Small Company Fund

First Focus Balanced Fund

First Focus Growth Opportunities Fund

First Focus International Equity Fund

First Focus Nebraska Tax-Free Fund

First Focus Colorado Tax-Free Fund


Signed: /s/ Stephen Frantz
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(Title)  Vice President, First National
         Bank of Omaha
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Dated:  May 27, 2003